As filed with the Securities and Exchange Commission on August 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROMIS NEUROSCIENCES INC.

(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0647155 (I.R.S. Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario (Address of Principal Executive Offices)	M4S 3E2 (Zip Code)

PROMIS NEUROSCIENCES INC. 2015 STOCK OPTION PLAN

PROMIS NEUROSCIENCES INC. 2025 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

CT Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

(Name and address of agent for service)

(416) 847-6898

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended.    ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by ProMIS Neurosciences Inc., a corporation continued under the Business Corporations Act (Ontario) (the “Registrant”), to register 5,083,128 common shares, no par value per share (“Common Shares”), which consist of (i) 2,136,409 Common Shares reserved for issuance under the Registrant’s 2015 Stock Option Plan, as amended (the “2015 Plan”) and (ii) 2,946,719 Common Shares newly reserved for issuance under the Registrant’s 2025 Stock Option and Incentive Plan (the “2025 Plan”), which was approved by the Registrant’s Board of Directors on April 28, 2025 and by its stockholders on June 12, 2025. The 2025 Plan, which became effective upon the stockholders’ approval, replaces the 2015 Plan. No further awards will be made under the 2015 Plan, but the 2015 Plan will continue to govern awards previously granted under it.

The Registrant previously registered 1,439,105 Common Shares under the 2015 Plan pursuant to a Registration Statement on Form S-8 (File No. 333-267319) filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2022 (the “Original Filing”). The contents of the Original Filing, as updated by the information set forth herein, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information.

The documents containing the information specified in “Item 1. Plan Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). Such documents are not required to be, and are not, filed with the SEC either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

This Registration Statement incorporates by reference the documents set forth below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025;
●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 12, 2025, and for the fiscal quarter ended June 30, 2025, filed with the SEC on August 13, 2025;
●	our Current Reports on Form 8-K filed with the SEC on January 8, 2025, January 10, 2025, February 19, 2025, June 13, 2025, July 7, 2025, July 22, 2025, July 22, 2025, and July 28, 2025;
●	the description of our capital stock set forth in our Registration Statement on Form 10-12B filed with the SEC on June 22, 2022, as amended, as supplemented by Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.	Description of Securities.

    Not applicable.

Item 5.	Interests of Named Experts and Counsel.

    Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under the Business Corporations Act (Ontario) (the “OBCA”), the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at its request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity. The OBCA also provides that the Registrant may advance money to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the money if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the OBCA unless the individual:

●	acted honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and
●	if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s by-laws provide it may indemnify, subject to the OBCA, each of its current directors or officers or former directors or officers of the Registrant or of a corporation of which the Registration is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or them in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Registrant or a director or officer of such corporation, including any action brought by the Registrant or any such corporation.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

Item 7.	Exemption from Registration Claimed.

    Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Exhibit
3.1	Articles (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.1	Certificate of Amendment to the Articles dated July 8, 2015 (incorporated herein by reference to Exhibit 3.1.1 to the Registrant’s Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.2	Certificate of Amendment to the Articles dated June 17, 2022 (incorporated herein by reference to Exhibit 3.1.2 to the Registrant’s Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.3	Certificate of Amendment to the Articles dated June 21, 2022 (incorporated herein by reference to Exhibit 3.1.3 to the Registrant’s Form 10 Registration Statement filed June 22, 2022, as amended).
3.1.4	Articles of Continuance dated June 29, 2023 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed July 14, 2023, as amended).
3.1.5	Certificate of Amendment to the Articles dated December 4, 2023. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed December 8, 2023, as amended).
3.2	Amended and Restated By-law No. 1. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10 Registration Statement filed June 22, 2022, as amended).
3.2.1	By-law No. 2. (incorporated herein by reference to Exhibit 3.2.1 to the Registrant’s Form 10 Registration Statement filed June 22, 2022, as amended).
3.2.2	Amended and Restated By-law No. 1. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed July 14, 2023, as amended).
3.2.3	Amended and Restated By-law No. 2. (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed July 14, 2023, as amended).
4.1	ProMIS Neurosciences Inc. 2015 Stock Option Plan (incorporated by reference to Exhibit 10.38 to the Registrant’s Form S-1 Registration Statement, filed November 1, 2022, as amended).
4.2

ProMIS Neuroscience Inc. 2025 Stock Option and Incentive Plan and forms of award agreements thereunder (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q Quarterly Report, filed August 13, 2025, as amended).

5.1*	Opinion of McMillan LLP.
23.1*	Consent of Baker Tilly US, LLP.
23.2	Consent of McMillan LLP (contained in Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on the signature page of this registration statement).
107*	Calculation of Filing Fee Table.

*Filed herewith

Item 9.	Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on August 13, 2025.

PROMIS NEUROSCIENCES INC.

By:	/s/ Neil Warma
	Name:	Neil Warma
	Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints Neil Warma, Daniel E. Geffken, and Max A. Milbury, or any of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement, registration statements filed pursuant to Rule 429 under the Securities Act, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on August 13, 2025.

Signature	Title

/s/ Neil Warma	Chief Executive Officer and Director
Neil Warma	(Principal Executive Officer)

/s/ Daniel E. Geffken	Chief Financial Officer
Daniel E. Geffken	(Principal Financial Officer)

/s/ Max A. Milbury	Vice President, Finance
Max A. Milbury	(Principal Accounting Officer)

/s/ Neil Cashman	Chief Science Officer and Director
Neil Cashman

/s/ Maggie Shafmaster	Lead Independent Director
Maggie Shafmaster

/s/ William Wyman	Director
William Wyman

/s/ Patrick Kirwin	Director
Patrick Kirwin

/s/ Josh Mandel-Brehm	Director
Josh Mandel-Brehm

/s/ Eugene Williams	Director
Eugene Williams

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Form S-8, solely in its capacity as duly authorized representative of ProMIS Neurosciences Inc. in the United States, on August 13, 2025.

PROMIS NEUROSCIENCES INC.

By:	/s/ Neil Warma
Name:	Neil Warma
Title:	Authorized Representative in the United States